Exhibit 10.4

LOCK-UP AGREEMENT

This LOCK-UP AGREEMENT (this “Agreement”) is made as of October 12, 2021 by and among Newtown Lane Marketing, Incorporated, a Delaware corporation (the “Company”), and each other Person identified on Schedule A attached hereto (the “Schedule of Holders”) as of the date hereof.

RECITALS

WHEREAS, the Company is party to that certain Agreement and Plan of Reorganization, dated as of February 8, 2021 (the “Merger Agreement”), by and among the Company, Newtown Merger Sub Corp., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and Cyxtera Cybersecurity, Inc. (doing business as Appgate), a Delaware corporation (“Appgate”), pursuant to which Merger Sub will merge with and into Appgate (with Appgate being the surviving entity) (the “Merger”), and each share of common stock, par value $0.01 per share, of Appgate issued and outstanding immediately prior to the Merger (other than shares cancelled pursuant to Section 1.5 of the Merger Agreement) will be cancelled and converted into the right to receive shares of common stock, par value $0.001 per share, of the Company (the “Shares”), on the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, in connection with the transactions contemplated by the Merger Agreement, the Holders have agreed to certain transfer restrictions on the Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1:

“Affiliate” of any Person means any other Person directly or indirectly controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Holder. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) as applied to any Person shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies of such Person (whether through ownership of securities, by contract or otherwise).

“Agreement” has the meaning set forth in the preamble.

“Appgate” has the meaning set forth in the recitals.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred), (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, and (iii) any and all warrants, rights (including conversion and exchange rights) and options to purchase any security described in the clause (i) or (ii) above.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Holder” means any Person who is a holder of Shares.

“Lock-Up Shares” has the meaning set forth in Section 2(a).

“Lock-Up Term” has the meaning set forth in Section 2(a).

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“Permitted Transferee” means, with respect to any Person, (A) the direct or indirect partners, members, equity holders or other Affiliates of such Person, (B) any of such Person’s related investment funds or vehicles controlled or managed by such Person or Affiliate of such Person, (C) any of such Person’s officers or directors, or Affiliates or family members of the Person’s officers or directors, (D) in the case of an individual, such Person’s immediate family or a trust, the beneficiary of which is a member of such Person’s immediate family, an Affiliate of such Person or a charitable organization, in each case, provided the transfer is a gift; (E) in the case of an individual, a Person who would receive the Shares by virtue of laws of descent and distribution upon death of such Person; or (F) in the case of an individual, a Person who would receive the Share pursuant to a qualified domestic relations order.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Registration Rights Agreement” has the meaning set forth in the Merger Agreement.

“Regulations” means the U.S. Treasury Regulations promulgated under the Code.

“Schedule of Holders” has the meaning set forth in the preamble.

“Shares” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors or managers is at the time owned or controlled, directly or indirectly, by the Company, or (ii) if a limited liability company, partnership, association or other business entity, either (x) a majority of the Capital Stock of such Person entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or other oversight board vested with the authority to direct management of such Person is at the time owned or controlled, directly or indirectly, by the Company or (y) the Company or one of its Subsidiaries is the sole manager or general partner of such Person.

“Transfer” means to, directly or indirectly, whether in one transaction or a series of transactions and whether by merger, consolidation, division, operation of law, or otherwise, (i) sell, transfer, assign or similarly dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment or similar disposition of, any interest in any Shares owned by a Person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any Shares owned by a Person (provided, that, for the avoidance of doubt, the pledging of any interest in any Shares owned by a Person shall not constitute a “Transfer” hereunder), (ii) enter into any swap, hedging, short sale, or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any Shares or securities convertible into or exercisable or exchangeable for Common Stock, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii).

Section 2. Lock-Up.

(a) Each Holder hereby agrees that it will not Transfer any Shares (collectively, such Holder’s “Lock-Up Shares”) until (the “Lock-Up Term”) twelve (12) months after the consummation of the Merger.

(b) Notwithstanding the foregoing restrictions on Transfer set forth in Section 2(a), each Holder may:

(i)	Transfer its Lock-Up Shares to any Permitted Transferee;

(ii)	Transfer any shares of Common Stock or other securities convertible into or exercisable or exchangeable for Common Stock acquired in open market transactions after the effective time of the Merger; provided, however, that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise) during the Lock-Up Term;

(iii)	exercise any options or warrants to purchase shares of Common Stock (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis); provided, however, that such Holder shall otherwise comply with any restrictions on Transfer applicable to such underlying shares of Common Stock;

(iv)	Transfer any shares of Common Stock issuable upon exercise of any options that expire during the Lock-Up Term to the Company to satisfy tax withholding obligations as permitted by the compensation committee of the board of directors of the Company in its discretion pursuant to the Company’s equity incentive plans or arrangements;

(v)	Transfer its Lock-Up Shares or other securities convertible into or exercisable or exchangeable for Common Stock to the Company pursuant to any contractual arrangement in effect at the effective time of the Merger that provides for the repurchase by the Company of the Holder’s Lock-Up Shares or other securities in connection with the termination of such Holder’s service to the Company;

(vi)	Transfer its Lock-Up Shares pursuant to a trading plan established under Rule 10b5-1 under the Exchange Act established after the date hereof during any trading window under the Company’s insider trading policy as then in effect, the terms of which shall be mutually agreed to by the parties hereto; provided, that, to the extent a public announcement or filing under the Exchange Act, if any, is required regarding such transfer, such announcement or filing shall include a statement that such transfer was made pursuant to such a trading plan established prior to the date hereof;

(vii)	Transfer its Lock-Up Shares in transactions approved by the board of directors of the Company in its discretion to satisfy any U.S. federal, state, or local income tax obligations of such Holder (or its direct or indirect owners) arising from a change in the Code, or the Regulations after the date on which the Merger Agreement was executed by the parties, and such change prevents the Merger from qualifying as a “reorganization” pursuant to Section 368 of the Code (and the Merger does not qualify for similar tax-free treatment pursuant to any successor or other provision of the Code or Regulations taking into account such changes).

provided, however, that in the case of any Transfer or distribution pursuant to Subsection 2(b)(i), (x) in each case such transferees must enter into a written agreement agreeing to be bound by this Agreement, including the restrictions on Transfer set forth in Section 2(a), and (y) such Permitted Transferee (other than a Permitted Transferee (i) as defined in clause (E) or (F) thereof, or (ii) to whom a Transfer was made as part of a liquidating distribution) agrees to promptly Transfer such Lock-Up Shares back to such Holder if such Permitted Transferee ceases to be a Permitted Transferee for any reason prior to the end of the Lock-Up Term.

(c) Notwithstanding anything to the contrary, in connection with any offering by the Company of shares of Common Stock for cash during the Lock-Up Period, the Holder shall be permitted to have an amount of Lock-Up Shares mutually determined by the Holder and the Company (the “Offering Eligible Shares”) included for resale in such offering and the restrictions prescribed hereby shall be deemed waived with respect to such sale by the Holder provided such inclusion for resale complies with the terms of the Registration Rights Agreement entered into by the parties simultaneously herewith.

(d) It is acknowledged that the Company is entering into lock-up agreements with other holders of Common Stock in connection with the transactions contemplated by the Merger Agreement. In the event the Company releases any such holders from the restrictions of such lockup agreements, it shall release Holder under the terms hereof to the same extent on a pro rata basis such that the proportion of Holder’s shares released shall be equal to the proportion released for such other holders, and shall provide Holder with prompt notice of such release.

(e) Each of the Holders acknowledges and agrees that any purported Transfer of Lock-Up Shares in violation of this Agreement shall be null and void ab initio, and the Company shall not be required to register any such purported Transfer.

(f) Each of the Holders agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the Transfer of the Shares except in compliance with the foregoing restrictions and to the addition of a legend to such Holder’s Shares describing the foregoing restrictions.

Section 3. General Provisions.

(a) Amendments and Waivers. The provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company and Holders representing a majority of the Lock-Up Shares; provided that (i) no such amendment, modification or waiver that would adversely affect a Holder in a manner that is different from any other Holder shall be effective against such Holder without the prior written consent of such Holder and (ii) if any amendment, modification, waiver or release of this Agreement provides any Holder with rights superior to the rights provided to other Holders, such amendment, modification or waiver shall provide such rights to all Holders of Lock-Up Shares. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b) Remedies. The parties to this Agreement and their successors and assigns shall be entitled to seek enforcement of their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto and their successors and assigns agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to seek specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d) Entire Agreement. Except as otherwise provided herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e) Successors and Assigns. This Agreement shall bind and inure to the benefit and be enforceable by the Company and its successors and assigns and the Holders and their respective successors and assigns (whether so expressed or not). In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit Holders are also for the benefit of, and enforceable by, any subsequent or successor Holder.

(f) Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or delivered (i) when delivered personally to the recipient, (ii) when sent by electronic mail (provided that the sending party does not receive an automatically generated message from the recipient’s email server that such email could not be delivered to such recipient) if sent during normal business hours of the recipient but, if not, then on the next Business Day, (iii) one Business Day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three Business Days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below and to any other party subject to this Agreement at such address as indicated on the Schedule of Holders, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party or as is on file for such Person at the Company. Any party may change such party’s address for receipt of notice by providing prior written notice of the change to the sending party as provided herein.

The Company’s address is:

Newtown Lane Marketing, Incorporated

c/o Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, New York 10174

Attention: Jonathan J. Ledecky

E-mail:

With a copy (which shall not constitute notice) to:

Graubard Miller

The Chrysler Building

405 Lexington Avenue, 11th Floor

New York, New York 10174

Attention: David Alan Miller / Jeffrey M. Gallant

E-mail: dmiller@graubard.com / jgallant@graubard.com

and:

Greenberg Traurig, P.A.

333 S.E. 2nd Avenue

Suite 4400

Miami, FL 33131

Attention: Jaret Davis

Email: davisj@gtlaw.com

or to such other address or to the attention of such other Person as the Company has specified by prior written notice to the sending party.

(g) Governing Law. All issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto, and the relative rights of the Company and the Holders hereunder, shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(h) MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(i) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES, AND EACH OF THEIR SUCCESSORS AND ASSIGNS, IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, ONLY IF SUCH COURT LACKS JURISDICTION, THE STATE OR FEDERAL COURTS IN THE IN THE STATE OF DELAWARE, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO, AND EACH OF THEIR SUCCESSORS AND ASSIGNS, IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE AFOREMENTIONED COURTS, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(j) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(k) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(l) Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(m) Electronic Delivery. This Agreement and any amendments hereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(n) Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each Holder shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(o) Dilution. If, from time to time, there is any change in the capital structure of the Company by way of a stock split, stock dividend, combination or reclassification or similar change affecting all outstanding Common Stock as a class, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

NEWTOWN LANE MARKETING, INCORPORATED

By:	/s/ Jonathan J. Ledecky
Name: Jonathan J. Ledecky
Title: President

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

HOLDER

If individual:

Signature of Stockholder

Printed Name of Stockholder

If entity:

Ironbound Partners Fund, LLC Printed Name of Entity

By:	/s/ Jonathan J. Ledecky
Name:	Jonathan J. Ledecky
Title:	Managing Member

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

HOLDER

If individual:

Signature of Stockholder

Printed Name of Stockholder

If entity:

SIS Holdings, LP
Printed Name of Entity

By:	/s/ Rene A. Rodriguez
Name:	Rene A. Rodriguez
Title:	CFO

Schedule A

Schedule of Holders

SIS Holdings, LP

Ironbound Partners Fund, LLC